CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form N-1A of the Mutual Fund Series Trust. Such reference is included in the Statement of Additional Information of Delux Long-Short Fundunder “Independent Registered Public Accounting Firm”.

                                                                      BBD, LLP

Philadelphia, Pennsylvania

April 20, 2012